Exhibit 31.1

CERTIFICATION

I, Mark Skaletsky, Chief Executive Officer of Essential Therapeutics, Inc., certify that:

1. I have reviewed this Quarterly Report on Form 10-Q/A of Essential Therapeutics, Inc.; and

2. Based on my knowledge, this Quarterly Report on Form 10-Q/A does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report.

Date: November 11, 2003

/s/ MARK SKALETSKY Mark Skaletsky
Chief Executive Officer